UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 14, 2021
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California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27200 Tourney Road
Suite 200
Santa Clarita
California	91355
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2021, the Board of Directors (the “Board”) of California Resources Corporation (the “Company”) elected Ms. Alejandra Veltmann to fill a vacancy on the Board. Ms. Veltmann will also serve the Chair of the Audit Committee of the Board. The Board determined that Ms. Veltmann qualifies as an independent director and audit committee financial expert under the applicable standards set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (“NYSE”).
Ms. Veltmann, 53, has over 28 years of experience as a global financial leader of publicly-listed entities, private entrepreneurial companies and global auditing firms. Since 2018, she has served as founder, CEO and sole director of ESG Lynk, a leading sustainability reporting company. From 2015 to 2018, she was the Vice President and Chief Accounting Officer of Paragon Offshore Plc., an offshore drilling company. From 2010 to 2015, she worked in various roles including Corporate Controller and Vice President and Chief Accounting Officer at Geokinetics, Inc., formerly one of the world’s largest independent land and seafloor geophysical companies. She also worked in various auditor capacities at KPMG LLP from 1995 to 2002 and before that at Arthur Andersen LLP from 1992 to 1995. Since 2021, she has served as a director and chair of the Audit Committee for Structural Integrity Associates, a provider of life cycle engineering solutions. She has served as a Board member of The University of New Mexico Robert O. Anderson School of Management since 2018, and as an Advisory Council member of the K.B. Hutchison Center for Energy, Law & Business at The University of Texas at Austin since 2019. Ms. Veltmann is a certified public accountant and holds the FSA Credential from the Sustainability Accounting Standards Board (SASB). She has a BBA degree in Accounting from The University of New Mexico, and is an alumna of the Advanced Management Program at Harvard Business School.
There are no arrangements or understandings between Ms. Veltmann and any other persons under which she was selected as a director.
In connection with her appointment, the Company and Ms. Veltmann will enter into an indemnification agreement which requires the Company to indemnify her to the fullest extent permitted under Delaware law against liability that may arise by reason of her service as a director, and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified. The foregoing description of the indemnification agreement is not complete and is qualified in its entirety by reference to the full text of the indemnification agreement, a form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 27, 2020.
Ms. Veltmann will receive the same annual director compensation as is paid to the other non-employee directors under the Company’s compensation program for non-employee directors. The specific terms of such compensation are described further in the Company’s annual definitive proxy statement that was filed with the SEC on March 30, 2021.
Our Board Chair, Ms. Tiffany (TJ) Thom Cepak, will continue to serve as a member of the Audit Committee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Executive Vice President, Chief Administrative Officer and General Counsel

DATED: December 15, 2021